First Quarter 2012 Earnings Presentation April 26, 2012 NASDAQ • TRS

Forward Looking Statements Any “forward-looking” statements contained herein, including those relating to market conditions or the Company’s financial condition and results, expense reductions, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including, but not limited to, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company’s business and industry, the Company’s substantial leverage, liabilities imposed by the Company’s debt instruments, market demand, competitive factors, supply constraints, material and energy costs, technology factors, litigation, government and regulatory actions, the Company’s accounting policies, future trends, and other risks which are detailed in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2011, and in the Company’s Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements. 2

Agenda • Opening Remarks • Financial Highlights • Segment Highlights • Outlook and Summary • Questions and Answers • Appendix 3

Opening Remarks – First Quarter Results • Playbook in place continues to enhance TriMas’ value • Double-digit sales and earnings growth despite choppy markets ̶ Sales increased 15% versus Q1 2011; record sales quarter for several businesses ̶ Slower orders in January and February in some businesses; significantly stronger March ̶ Acquisitions performing well – achieving synergies ̶ EPS(1) increased 26% versus Q1 2011 • Investing in current and future growth • Productivity programs on plan – continued focus on lean initiatives • Additional investment in flexible and productive manufacturing footprint Delivering on our commitments, while investing in future growth. 4 (1) Defined as diluted earnings per share from continuing operations attributable to TriMas Corporation, excluding “Special Items.” “Special Items” for each period are provided in the Appendix.

New Products & Customers Geography • Lamons Rotterdam, United Kingdom, Spain and Singapore increased sales • Second quarter of Monogram sales in China • Canadian oil drilling still increasing • Cequent gained business at NAPA Canada Acquisitions • Rieke shipped to Reckitt Benckiser & Method • Lamons increased focus on engineered products - Record quarter for Lamons “intelligent bolt” sales • Sales in process for 275hp compressors and vapor recovery packages • Offered full line of certified underground mine cylinders • Expanded line of 5th wheel and gooseneck towing connectors • Innovative Molding gained new customer orders • Highly-engineered bolt sales up 58% due to STBF acquisition • Huntsville cylinder business ahead of plan Current Programs Enhance Revenue Growth 5

New Products & Customers Geography • Dispenser orders in Asia • Lamons “University” trained 650 customer engineers • Next round test samples at Embraer KC390; gained approval on Phenom 100 • Cequent reconfigured distribution agreements in Taiwan and China • Mexico expansion for Cequent on-track • Adding Thailand plant capacity to meet demand increases • Continued progress in Brazil for Lamons Acquisitions • First order for “Arminak” product at “Rieke” customer • Phoenix collar plant for Monogram • Composi-lite for weight reduction • Monogram OSI product approved at Bell Helicopter • Added west coast cylinder inventory for quick-ship • Adding more than 200 part numbers at Arrow • New brake control prototypes delivered for large automotive customer • Upgraded coating lines in new Melbourne plant gaining customer approvals for Cequent • Innovative Molding equipment additions • Early stages of Arminak plant in Ohio • Multiple wins for new brush products; more Cequent line reviews scheduled • Cequent South Africa footprint providing new customer opportunities Programs for Future Growth & Productivity 6

Financial Highlights

First Quarter Summary

($ in millions, except per share amounts)

(from continuing operations)		Q1 2012		Q1 2011	% Chg
Revenue	$	297.6	$	258.6	15.1%
Operating Profit	$	28.7	$	28.4	1.4%
Excl. Special Items [1], Operating Profit would have been:	*$*	*30.4*	*$*	*28.4*	*7.3%*
Excl. Special Items [1], Operating Profit margin would have been:		*10.2%*		*11.0%*	*-80 bps*
Income	$	12.3	$	10.7	14.6%
Income attributable to TriMas Corporation [1]	*$*	*12.5*	*$*	*10.7*	*16.8%*
Excl. Special Items [1], Income attributable to TriMas Corporation would have been:	*$*	*13.6*	*$*	*10.7*	*27.3%*
Diluted earnings per share, attributable to TriMas Corporation	$	0.36	$	0.31	16.1%
Excl. Special Items [1], diluted earnings per share attributable to TriMas Corporation would have been:	*$*	*0.39*	*$*	*0.31*	*25.8%*
Free Cash Flow [2]	$	(50.8)	$	(33.8)	-50.2%
Total Debt	$	499.1	$	495.6	0.7%

- Sales increased 15% vs. Q1 2011 – record sales quarter in several businesses
  - Investments in new products, geographic expansion and bolt-on acquisitions driving positive results
- Productivity efforts continued to fund growth initiatives – Productivity savings in line with target of 3%
- Operating profit negatively impacted by costs related to the acquisition of Arminak in Q1
  - Absorbed $2.2 million, or approximately $0.04 per share, in acquisition and purchase accounting-related costs associated with the Arminak acquisition in Q1
- Q1 income and EPS (excluding Special Items) increased more than 25% as compared to Q1 2011
- Q1 use of cash as expected – expect to generate $40 - $50 million FCF for 2012

TriMas Corporation

(1) "Special Items" for each period are provided in the Appendix.
(2) Free Cash Flow is defined as Cash Flows from Operating Activities less Capital Expenditures.

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9 T o tal Deb t L e v e rage Ra ti o ($ in millions) Capitalization Total Debt and Leverage Ratio (including A/R Facility) $754 $657 $630 $515 $495 $470 $499 1x 2x 3x 4x 5x 6x $200 $300 $400 $500 $600 $700 $800 YE 06 YE 07 YE 08 YE 09 YE 10 YE 11 3/31/2012 Total Indebtedness Leverage Comments: • Reduced interest expense by $1.4M in Q1 2012, as compared to Q1 2011 • Q1 2012 leverage ratio of 2.68x • Debt balance slightly higher than 3/31/11 level — Funded approximately $90M in acquisitions and $37M in cap ex, largely used for growth and productivity, on a LTM basis • Continued focus on deleveraging, cash flow and working capital management As of March 31, 2012, TriMas had $165.3 million of cash and available liquidity under its revolving credit and accounts receivable facilities.

Segment Highlights

Packaging Results: • Q1 2012 sales increased as a result of acquisitions of Innovative Molding and Arminak, partially offset by a decrease in industrial closure products sales and unfavorable currency exchange — Specialty systems product gains (not related to the acquisitions) in North America were offset by decreases in Europe • Q1 2012 operating profit decreased primarily due to purchase accounting adjustments related to the Arminak acquisition of approximately $2.2M • Margins also impacted by less favorable product sales mix as Innovative Molding and Arminak products have lower margins than the rest of business ($ in millions) Key Initiatives: • Target specialty dispensing and closure products in higher growth end markets – Personal care and cosmetic – Food, beverage and nutrition – Pharmaceutical and medical • Increase geographic coverage efforts in Asia and Europe • Leverage bolt-on acquisitions to achieve synergies • Increase low-cost country sourcing and manufacturing • Ensure new products continue to have barriers to entry 11 Net Sales $43.9 $54.3 Q1 2011 Q1 2012 23.7% Operating Profit $11.8 $9.9 Q1 2011 Q1 2012 -16.4%

Energy ($ in millions) Results: • Q1 2012 sales increased as a result of continued market share gains of highly engineered bolts and additional sales generated by newer branches • Higher levels of turnaround activity at refineries and petrochemical plants, and increased activity with upstream/midstream customers • Operating profit increased due to the leverage gained by higher sales levels, partially offset by a less favorable sales mix and higher SG&A in support of branch expansion Key Initiatives: • Globally expand business capabilities to support customers • Continue to capitalize on synergies related to acquisitions • Increase sales of specialty gaskets and bolts • Capture larger share of new markets such as OEM, Engineered & Construction, power generation and pulp/paper • Maximize supply chain for cost and delivery 12 Net Sales $41.0 $50.6 Q1 2011 Q1 2012 23.5% Operating Profit $5.3 $6.4 Q1 2011 Q1 2012 19.7%

Aerospace & Defense Key Initiatives: • Expand aerospace fastener product lines to increase content and applications per aircraft • Capitalize on expectations for continued ramp-up of large frame, composite aircraft • Continue to expand sales globally • Drive ongoing lean initiatives to lower working capital and reduce costs • Leverage and further develop existing defense customer relationships • Consider complementary bolt-on acquisitions ($ in millions) Results: • Q1 2012 sales decreased as increases in Monogram aerospace sales were more than offset by lower sales in the defense business • Experienced increased order activity and backlogs as airplane frame manufacturers ramp-up build rates • Q1 2012 operating profit increased as aerospace product sales comprised a larger percentage of total sales and have significantly higher margins • Margins also benefited from productivity and manufacturing efficiency gains and lower SG&A • Q1 2012 operating profit margin improved approximately 710 basis points compared to Q1 2011 13 Net Sales $18.5 $17.9 Q1 2011 Q1 2012 -3.5% Operating Profit $3.7 $4.9 Q1 2011 Q1 2012 30.6%

Engineered Components ($ in millions) Key Initiatives: • Expand complementary product lines at well-site • Grow natural gas compression products and capitalize on natural gas opportunities • Leverage broader product line to capture new markets • Continue to reduce costs and improve working capital turnover • Continue to expand product offering and geographies Results: • Q1 2012 sales increased due to improved demand and market share gains for industrial cylinders, engines, compressors and other well-site content • Operating profit increased due to higher sales volumes, a more favorable product sales mix within the cylinder business and higher operating leverage • Q1 2012 operating profit margin improved approximately 290 basis points compared to Q1 2011 14 Net Sales $37.0 $49.7 Q1 2011 Q1 2 12 34.3% Operating Profit $4.7 $7.7 Q1 2011 Q1 2012 65.8%

Cequent (Asia Pacific & North America)





($ in millions)

Net Sales


$118.2
$125.1
5.9%
Q1 2011
Q1 2012

	Q1 2011	Q1 2012
Asia Pacific	$19.8	$28.2
North America	$98.4	$96.9

Operating Profit[1]


$9.2
$8.9
-3.7%
Q1 2011
Q1 2012

	Q1 2011	Q1 2012
Asia Pacific	$2.5	$3.8
North America	$6.7	$5.1

(1) "Special Items" for each period are provided in the Appendix.

Results:

- Q1 2012 sales in North America declined due to lower sales within the retail channel resulting from one-time stocking order for large customers in Q1 2011 that did not repeat in Q1 2012
- North America operating profit decreased due to lower sales levels and increased SG&A related to promotional programs and growth initiatives
- Q1 2012 sales in Asia Pacific increased due to new business awards in Thailand, the acquisition in South Africa and the impact of favorable currency exchange
- Asia Pacific operating profit increased as a result of higher sales volumes and productivity projects, partially offset by higher SG&A costs
- Productivity projects to continue to improve the manufacturing footprint in North America and Asia

Key Initiatives:

- Continue to reduce fixed costs and simplify the businesses
- Improve processes for better customer service and support
- Leverage strong brands for additional market share and cross-selling
- Expand sales in new growing geographies
- Continue to reduce working capital requirements

TRIMAS CORPORATION

HIGHLAND REESE Laitner FULTON HIDDEN HITCH ROLA DRAW-TITE TEKONSHA REESE BULLDOG Wesbar Bargman PARKSIDE TRAILBOSS HAYMAN REESE

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Outlook and Summary

Q1 Summary • Strong organic growth through product innovation, geographic expansion, market share gains and increased end market demand • Acquisitions ahead of schedule with enhanced synergies and growth • Generated double-digit earnings growth • Continuous productivity initiatives fund investments for long-term growth • Investing in growth and productivity for the future • Continued to focus on cash flow, working capital and leverage Continue momentum to drive positive results. 17

2012 Outlook Reaffirmed Outlook as of 4/26/12 Sales Growth 7% to 10% Earnings Per Share, diluted(1) $1.75 to $1.85 Free Cash Flow(2) $40 to $50 million (1) Excluding Special Items (2) 2012 Free Cash Flow is defined as Cash Flow from Operating Activities less Capital Expenditures. 2012 outlook in line with our strategic aspirations. 18

Strategic Aspirations Strategic aspirations are our foundation for 2012. 19 • Generate high single-digit top-line growth • Invest in growing end markets through new products, global expansion and acquisitions • Drive 3% to 5% total gross cost productivity gains annually – utilize savings to fund growth • Grow earnings faster than revenue growth • Continue to decrease leverage ratio • Strive to be a great place to work

Questions & Answers

Appendix

Condensed Consolidated Balance Sheet

(Unaudited, dollars in thousands)

	March 31, 2012	December 31, 2011
Assets		
Current assets:		
Cash and cash equivalents	$ 14,960	$ 88,920
Receivables, net of reserves	179,820	135,610
Inventories	198,500	178,030
Deferred income taxes	18,510	18,510
Prepaid expenses and other current assets	13,390	10,620
Total current assets	425,180	431,690
Property and equipment, net	165,900	159,210
Goodwill	251,330	215,360
Other intangibles, net	201,540	155,670
Other assets	23,310	24,610
Total assets	$ 1,067,260	$ 986,540
Liabilities and Shareholders' Equity		
Current liabilities:		
Current maturities, long-term debt	$ 12,980	$ 7,290
Accounts payable	144,580	146,930
Accrued liabilities	71,910	70,140
Total current liabilities	229,470	224,360
Long-term debt	486,160	462,610
Deferred income taxes	65,370	64,780
Other long-term liabilities	62,690	61,000
Total liabilities	843,690	812,750
Redeemable noncontrolling interest	25,390	-
Total shareholders' equity	198,180	173,790
Total liabilities and shareholders' equity	$ 1,067,260	$ 986,540

TriMas Corporation

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Capitalization

(Unaudited, dollars in thousands)

		March 31, 2012		December 31, 2011
Cash and Cash Equivalents	$	14,960	$	88,920
Term loan		223,310		223,870
Receivables securitization facility		24,000		-
Revolving credit facilities		-		-
Non-U.S. bank debt and other		5,810		140
		253,120		224,010
9 $^{3}/_{4}$% senior secured notes, due December 2017		246,020		245,890
A/R Facility Borrowings		-		-
Total Debt	$	499,140	$	469,900
Key Ratios:				
Bank LTM EBITDA	$	189,520	$	176,380
Interest Coverage Ratio		4.58 x		4.37 x
Leverage Ratio		2.68 x		2.67 x
Bank Covenants:				
Minimum Interest Coverage Ratio		*2.50 x*		*2.50 x*
Maximum Leverage Ratio		*4.00 x*		*4.00 x*

As of March 31, 2012, TriMas had $165.3 million of cash and available liquidity under its revolving credit and accounts receivable facilities.

TRIMAS CORPORATION

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Consolidated Statement of Operations

(Unaudited, dollars in thousands, except for per share amounts)

	Three months ended March 31, 2012	Three months ended March 31, 2011
Net sales	$ 297,570	$ 258,560
Cost of sales	(218,660)	(186,740)
Gross profit	78,910	71,820
Selling, general and administrative expenses	(50,470)	(43,540)
Net gain on dispositions of property and equipment	300	70
Operating profit	28,740	28,350
Other expense, net:		
Interest expense	(10,670)	(12,020)
Other expense, net	(1,640)	(1,160)
Other expense, net	(12,310)	(13,180)
Income from continuing operations before income tax expense	16,430	15,170
Income tax expense	(4,180)	(4,480)
Income from continuing operations	12,250	10,690
Income from discontinued operations, net of income tax expense	-	1,060
Net income	12,250	11,750
Less: Net loss attributable to noncontrolling interests	(240)	-
Net Income attributable to TriMas Corporation	$ 12,490	$ 11,750
Earnings per share attributable to TriMas Corporation - basic:		
Continuing operations	$ 0.36	$ 0.32
Discontinued operations	-	0.03
Net income per share	$ 0.36	$ 0.35
Weighted average common shares - basic	34,592,267	33,913,610
Earnings per share attributable to TriMas Corporation - diluted:		
Continuing operations	$ 0.36	$ 0.31
Discontinued operations	-	0.03
Net income per share	$ 0.36	$ 0.34
Weighted average common shares - diluted	35,027,899	34,599,076

TRIMAS CORPORATION

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Consolidated Statement of Cash Flow (Unaudited, dollars in thousands) 25 2012 2011 Cash Flows from Operating Activities: Net income 12,250$ 11,750$ Adjustments to reconcile net income to net cash used for operating activities, net of acquisition impact: Gain on dispositions of property and equipment (300) (60) Depreciation 6,450 6,230 Amortization of intangible assets 4,200 3,500 Amortization of debt issue costs 910 760 Deferred income taxes 670 9,530 Non-cash compensation expense 1,410 860 Excess tax benefits from stock based compensation (1,770) (1,510) Increase in receivables (33,260) (41,710) Increase in inventories (15,040) (2,760) Increase in prepaid expenses and other assets (1,000) (3,240) Decrease in accounts payable and accrued liabilities (15,550) (11,550) Other, net 1,630 1,200 Net cash used for operating activities, net of acquisition impact (39,400) (27,000) Cash Flows from Investing Activities: Capital expenditures (11,370) (6,810) Acquisition of businesses, net of cash acquired (59,190) - Net proceeds from disposition of assets 320 500 Net cash used for investing activities (70,240) (6,310) Cash Flows from Financing Activities: Proceeds from borrowings on term loan facilities 36,420 1,530 Repayments of borrowings on term loan facilities (31,010) (650) Proceeds from borrowings on revolving credit facilities and accounts receivable facility 180,000 135,700 Repayments of borrowings on revolving credit facilities and accounts receivable facility (156,000) (135,700) Shares surrendered upon vesting of options and restricted stock awards to cover tax obligations (990) (720) Proceeds from exercise of stock options 5,490 180 Excess tax benefits from stock based compensation 1,770 1,510 Net cash provided by financing activities 35,680 1,850 Cash and Cash Equivalents: Decrease for the period (73,960) (31,460) At beginning of period 88,920 46,370 At end of period 14,960$ 14,910$ Supplemental disclosure of cash flow information: Cash paid for interest 3,080$ 4,730$ Cash paid for taxes 8,050$ 2,600$ Three months ended March 31,

Additional Information Regarding Special Items Impacting Reported GAAP Financial Measures (Unaudited) 26 (dollars in thousands, except per share amounts) 2012 2011 Income from continuing operations, as reported 12,250$ 10,690$ Less: Net loss attributable to noncontrolling interests (240) - Income from continuing operations attributable to TriMas Corporation 12,490 10,690 After-tax impact of Special Items to consider in evaluating quality of income from continuing operations: Severance and business restructuring costs 1,120 - Excluding Special Items, income from continuing operations attributable to TriMas Corporation would have been 13,610$ 10,690$ (dollars in thousands, except per share amounts) 2012 2011 Diluted earnings per share from continuing operations attributable to TriMas Corporation, as reported 0.36$ 0.31$ After-tax impact of Special Items to consider in evaluating quality of EPS from continuing operations: Severance and business restructuring costs 0.03 - Excluding Special Items, EPS from continuing operations would have been 0.39$ 0.31$ Weighted-average shares outstanding for the three months ended March 31, 2012 and 2011 35,027,899 34,599,076 2012 2011 Operating profit from continuing operations, as reported 28,740$ 28,350$ Special Items to consider in evaluating quality of earnings: Severance and business restructuring costs 1,670 - Excluding Special Items, operating profit from continuing operations would have been 30,410$ 28,350$ Three months ended March 31, Three months ended March 31, Three months ended March 31,

Company and Business Segment Financial Information – Cont. Ops 27 (Unaudited, dollars in thousands) Three months ended 2012 2011 Packaging Net sales 54,310$ 43,900$ Operating profit 9,890$ 11,830$ Energy Net sales 50,590$ 40,950$ Operating profit 6,390$ 5,340$ Aerospace & Defense Net sales 17,860$ 18,500$ Operating profit 4,860$ 3,720$ Engineered Components Net sales 49,680$ 37,000$ Operating profit 7,710$ 4,650$ Cequent Asia Pacific Net sales 28,200$ 19,810$ Operating profit 3,040$ 2,530$ Special Items to consider in evaluating operating profit: - Severance and business restructuring costs 720$ -$ Excluding Special Items, operating profit would have been 3,760$ 2,530$ Cequent North America Net sales 96,930$ 98,400$ Operating profit 4,160$ 6,680$ Special Items to consider in evaluating operating profit: - Severance and business restructuring costs 950$ -$ Excluding Special Items, operating profit would have been 5,110$ 6,680$ Corporate Expenses Operating loss (7,310)$ (6,400)$ Total Company Net sales 297,570$ 258,560$ Operating profit 28,740$ 28,350$ Total Special Items to consider in evaluating operating profit 1,670$ -$ Excluding Special Items, operating profit would have been 30,410$ 28,350$ March 31,

LTM Bank EBITDA as Defined in Credit Agreement

(Unaudited, dollars in thousands)

Net income attributable to TriMas Corporation for the twelve months ended March 31, 2012	$	61,100
Net loss attributable to partially-owned subsidiaries		550
Interest expense, net (as defined)		43,130
Income tax expense		33,070
Depreciation and amortization		41,000
Non-cash compensation expense		4,060
Other non-cash expenses or losses		4,220
Acquisition integration costs		300
Debt extinguishment costs		3,970
Non-recurring expenses or costs		1,700
Negative EBITDA from discontinued operations		1,840
Permitted dispositions		(6,150)
Permitted acquisitions		730
Bank EBITDA - LTM Ended March 31, 2012 [1]	$	189,520

[1] As defined in the Credit Agreement dated June 21, 2011.

TRIMAS CORPORATION

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